                                                                    Exhibit 32.1

Certification
Pursuant to Section 18 U.S.C. Section 1350,
as adopted pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Invacare  Corporation (the "company") on Form 10-Q for the period  ending September 30,  2007 as filed with the  Securities and Exchange Commission on the date hereof (the "Report"),  I, A. Malachi Mixon, III,  Chief  Executive  Officer of the company,  certify,  pursuant to 18 U.S.C. Section 1350, as adopted  pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Invacare Corporation

Date: November 8, 2007	By:	/s/ A. Malachi Mixon, III
Name: A. Malachi Mixon, III
Title: Chief Executive Officer

A signed  original of this  written  statement  required by Section 906 has been provided to Invacare  Corporation  and will be retained by Invacare  Corporation and  furnished  to the  Securities  and  Exchange  Commission  or its staff upon request.